EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including all amendments thereto) with respect to the ordinary shares, par value US$0.0001 per share, of Global Cord Blood Corporation, and that this Joint Filing Agreement may be included as an exhibit to such joint filings. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Dated: February 3, 2023

PAGAC III HOLDING VII LIMITED

By:	/s/ Jon Robert Lewis
	Name:	PAGAC Secretaries Limited, represented by Jon Robert Lewis
	Title:	Director

PAG ASIA I LP

By:	/s/ Jon Robert Lewis
	Name:	PAG Asia Capital GP I Limited, represented by Jon Robert Lewis
	Title:	General partner of PAG Asia I LP

PAG ASIA CAPITAL GP I LIMITED

By:	/s/ Jon Robert Lewis
	Name:	Jon Robert Lewis
	Title:	Director

PAG CAPITAL LIMITED

By:	/s/ Jon Robert Lewis
	Name:	Pacific Alliance Group Limited, represented by Jon Robert Lewis
	Title:	Director

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Jon Robert Lewis
	Name:	Jon Robert Lewis
	Title:	Director

PAG

By:	/s/ Derek Roy Crane
	Name:	Derek Roy Crane
	Title:	Director